Exhibit 99.1

Pennant Reports Fourth Quarter and Fiscal Year 2023 Results

Conference Call and Webcast scheduled for tomorrow, February 29, 2024 at 10:00 am MT

EAGLE, Idaho – February 28, 2024 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the fiscal year and fourth quarter of 2023, reporting GAAP diluted earnings per share of $0.44 and $0.14 for the year ended December 31, 2023 and the fourth quarter, respectively. Pennant also reported adjusted diluted earnings per share of $0.73 for the year and $0.22 for the quarter (1).

Fourth Quarter Highlights

▪Total revenue for the full year was $544.9 million, an increase of $71.7 million or 15.1% over the prior year, and for the quarter was $146.0 million, an increase of $21.3 million or 17.1% over the prior year quarter;

▪Net income for the full year was $13.4 million, an increase of $6.7 million or 101.4% over the prior year and for the fourth quarter was $4.3 million, an increase of $0.9 million or 25.2% over the prior year quarter;

▪Adjusted net income for the full year was $21.9 million, an increase of $4.8 million or 28.3% over the prior year and for the fourth quarter was $6.6 million, an increase of $1.2 million or 22.2% over the prior year quarter;

▪Segment Adjusted EBITDAR from Operations for the full year was $79.2 million, an increase of $11.2 million or 16.5% over the prior year and for the fourth quarter was $21.9 million, an increase of $2.8 million or 14.7% over the prior year quarter;

▪Adjusted EBITDA for the full year was $40.7 million, an increase of $9.2 million or 29.1% over the prior year and for the fourth quarter was $11.9 million, an increase of $2.0 million or 19.8% over the prior year quarter;

▪Home Health and Hospice Services segment revenue for the full year 2023 was $394.5 million, an increase of $52.2 million or 15.3% over the prior year and for the fourth quarter was $106.9 million, an increase of $16.2 million or 17.9% over the prior year quarter;

▪Home Health and Hospice Services segment adjusted EBITDAR from operations for the full year was $65.6 million, an increase of $3.8 million or 6.1% over prior year and for the fourth quarter was $18.2 million, an increase of $1.5 million or 8.8% over the prior year quarter; and segment adjusted EBITDA from operations the full year was $60.1 million, an increase of $3.2 million or 5.5% over the prior year and for the fourth quarter was $16.7 million, an increase of $1.1 million or 7.3% over the prior year quarter;

▪Total home health admissions for the the full year were 43,508, an increase of 3,072 or 7.6% over the prior year and fourth quarter were 11,328, an increase of 1,281 or 12.8% over the prior year quarter; total Medicare home health admissions for the full year were 19,389, an increase of 748 or 4.0% over the prior year and for the fourth quarter were 4,952, an increase of 263 or 5.6% over the prior year quarter;

▪Hospice average daily census for the full year was 2,607, an increase of 311 or 13.5% over prior year and for the fourth quarter was 2,796, an increase of 423 or 17.8% compared to the prior year quarter;

▪Senior Living Services segment revenue for the full year was $150.4 million, an increase of $19.4 million or 14.8% over prior year and for the fourth quarter was $39.1 million, an increase of $5.0 million or 14.8% over the prior year quarter; average occupancy for the fourth quarter was 79.0%, an increase of 130 basis points over the prior year quarter, and average monthly revenue per occupied room for the fourth quarter was $4,093 an increase of $423 or 11.5% over the prior year quarter;

▪Same store(2) Senior Living Services segment revenue for the full year was $145.0 million, an increase of $18.2 million or 14.4% over the prior year and for the fourth quarter was $37.2 million, an increase of $3.7 million or 11.1% over the prior year quarter; same store senior living average occupancy for the fourth quarter was 79.9%, an increase of 130 basis points over the prior year quarter, and average monthly revenue per occupied room for the fourth quarter was $4,068 an increase of $398 or 10.8% over the prior year quarter;

▪Senior Living segment adjusted EBITDAR from operations for the full year was $45.3 million, an increase of $7.7 million or 20.6% over the prior year and for the fourth quarter was $11.9 million, an increase of $1.9 million or 19.1% over the prior year quarter; and segment adjusted EBITDA from Operations for the full year was $12.3 million, an increase of $6.3 million or 104.8% over the prior year and for the fourth quarter was $3.4 million, an increase of $1.4 million or 69.4% over the prior year quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	“Same store Senior Living Services” is defined as all senior living communities excluding those transferred to Ensign and new senior living operations acquired in 2022 or 2023.

Operating Results

“We are pleased with our strong finish to 2023 and continued momentum as we enter 2024,” said Brent Guerisoli, Pennant’s Chief Executive Officer. “By executing on our five key focus areas--leadership development, clinical excellence, employee engagement, margin improvement, and growth--we made steady gains throughout 2023 and solidly delivered on earnings expectations, even after increasing guidance during the year. With a talented group of leaders and teams in operations throughout our footprint and compelling growth opportunities available to us, we are excited to accelerate our performance in 2024.”

Lynette Walbom, Pennant’s Chief Financial Officer, commented on the Company’s balance sheet and strong cash flow: “Our operations produced $33.1 million of cash through the fourth quarter, which positions us well to respond to growth opportunities in 2024 and beyond.” She noted that the Company had $6.1 million of cash on hand and $80.8 million available on its revolving line of credit, with a net debt-to-adjusted EBITDA ratio of 1.44x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 4.75x.

A discussion of the Company's use of Non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the Company’s Form 10-K for the year ended December 31, 2023, which has been filed with the SEC today and can be viewed on the Company’s website at www.pennantgroup.com.

2024 Guidance

Management is providing 2024 annual guidance as follows: total revenue is anticipated to be between $596.8 million and $633.7 million; adjusted earnings per diluted share is anticipated to be between $0.82 and $0.91; and adjusted EBITDA is anticipated to be between $46.2 million and $49.7 million.

Mr. Guerisoli remarked, “Our earnings guidance midpoint of $0.87 represents 19.2% growth on our 2023 adjusted earnings per share and 52.6% growth over our 2022 results. This demonstrates, and is based on, the compelling momentum in both our segments, the readiness of our local leaders to drive organic and inorganic growth, and the latent potential that remains in our existing operations.”

The Company does not provide quarterly earnings guidance. Consistent with the Company’s historical patterns, Management anticipates that total revenue, adjusted earnings per diluted share, and adjusted EBITDA will increase each quarter throughout the year, creating a ramp rather than a uniform distribution over the course of 2024.
The Company’s 2024 annual guidance is based on diluted weighted average shares outstanding of approximately 30.4 million and a 26.0% effective tax rate. The guidance assumes, among other things, reimbursement rate adjustments and no unannounced acquisitions. It excludes the tax-effected costs at start-up operations, share-based compensation, acquisition-related costs, and loss on disposition of assets and impairments. The guidance includes anticipated revenues from the Muir Home Health joint venture which commenced January 1, 2024, but, consistent with the start-up nature of the venture, assumes no earnings contributions in 2024.

Ms. Walbom stated, “We believe providing annual adjusted consolidated EBITDA guidance in addition to annual revenue and adjusted earnings per share guidance is helpful in understanding our expectations for our business and operational cash flow. This updated guidance reflects management’s expectations based on 2023 performance and current operating conditions.”

Conference Call

A live webcast will be held tomorrow, February 29, 2024 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s fourth quarter 2023 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 111 home health and hospice agencies and 51 senior living communities located throughout Arizona, California, Colorado, Idaho, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and/or 10-K, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Revenue	$145,954	$124,665	$544,891	$473,241

Expense:
Cost of services	116,934	98,980	438,096	376,638
Rent—cost of services	10,320	9,498	39,759	38,018
General and administrative expense	9,754	8,328	36,667	33,981
Depreciation and amortization	1,313	1,223	5,130	4,900
Loss on asset dispositions and impairment, net	66	252	70	6,965
Total expenses	138,387	118,281	519,722	460,502
Income from operations	7,567	6,384	25,169	12,739
Other income (expense), net:
Other income (expense)	311	19	339	(31)
Interest expense, net	(1,569)	(1,308)	(5,924)	(3,816)
Other expense, net	(1,258)	(1,289)	(5,585)	(3,847)
Income before provision for income taxes	6,309	5,095	19,584	8,892
Provision for income taxes	1,780	1,408	5,674	1,649
Net income	4,529	3,687	13,910	7,243
Less: net income attributable to noncontrolling interest	180	213	531	600
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$4,349	$3,474	$13,379	$6,643
Earnings per share:
Basic	$0.15	$0.12	$0.45	$0.23
Diluted	$0.14	$0.12	$0.44	$0.22
Weighted average common shares outstanding:
Basic	29,978	29,728	29,863	29,064
Diluted	30,236	30,091	30,193	30,159

THE PENNANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$6,059	$2,079
Accounts receivable—less allowance for doubtful accounts of $259 and $592, respectively	61,116	53,420
Prepaid expenses and other current assets	12,902	18,323
Total current assets	80,077	73,822
Property and equipment, net	28,598	26,621
Right-of-use assets	262,923	260,868
Deferred tax assets, net	—	2,149
Restricted and other assets	9,337	10,545
Goodwill	91,014	79,497
Other indefinite-lived intangibles	67,742	58,617
Total assets	$539,691	$512,119
Liabilities and equity
Current liabilities:
Accounts payable	$10,841	$13,647
Accrued wages and related liabilities	28,256	23,283
Lease liabilities—current	17,122	16,633
Other accrued liabilities	15,330	16,684
Total current liabilities	71,549	70,247
Long-term lease liabilities—less current portion	248,596	247,042
Deferred tax liabilities, net	1,855	—
Other long-term liabilities	8,262	6,281
Long-term debt, net	63,914	62,892
Total liabilities	394,176	386,462
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 30,297 and 29,948 shares issued and outstanding at December 31, 2023, respectively, and 30,149 and 29,692 shares issued and outstanding at December 31, 2022, respectively	29	29
Additional paid-in capital	105,712	99,764
Retained earnings	34,663	21,284
Treasury stock, at cost, 3 shares at December 31, 2023 and 2022	(65)	(65)
Total The Pennant Group, Inc. stockholders’ equity	140,339	121,012
Noncontrolling interest	5,176	4,645
Total equity	145,515	125,657
Total liabilities and equity	$539,691	$512,119

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2023	2022
Net cash provided by operating activities	$33,090	$9,044
Net cash used in investing activities	(30,222)	(24,239)
Net cash provided by financing activities	1,112	12,084
Net increase (decrease) in cash	3,980	(3,111)
Cash beginning of period	2,079	5,190
Cash end of period	$6,059	$2,079

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$45,932	31.5%	$41,896	33.6%
Hospice	54,405	37.3	42,816	34.3
Home care and other(a)	6,554	4.5	5,939	4.8
Total home health and hospice services	106,891	73.3	90,651	72.7
Senior living services	39,063	26.7	34,014	27.3
Total revenue	$145,954	100.0%	$124,665	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Year Ended December 31,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$175,044	32.1%	$159,858	33.8%
Hospice	194,627	35.7	160,520	33.9
Home care and other(a)	24,793	4.6	21,871	4.6
Total home health and hospice services	394,464	72.4	342,249	72.3
Senior living services	150,427	27.6	130,992	27.7
Total revenue	$544,891	100.0%	$473,241	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended December 31,
	2023	2022	Change	% Change
Total agency results:
Home health and hospice revenue	$106,891	$90,651	16,240	17.9%

Home health services:
Total home health admissions	11,328	10,047	1,281	12.8%
Total Medicare home health admissions	4,952	4,689	263	5.6%
Average Medicare revenue per 60-day completed episode(a)	$3,573	$3,497	$76	2.2%
Hospice services:
Total hospice admissions	2,540	2,246	294	13.1%
Average daily census	2,796	2,373	423	17.8%
Hospice Medicare revenue per day	$189	$182	$7	3.8%

	Three Months Ended December 31,
	2023	2022	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$97,746	$88,519	$9,227	10.4%

Home health services:
Total home health admissions	10,617	9,792	825	8.4%
Total Medicare home health admissions	4,515	4,498	17	0.4%
Average Medicare revenue per 60-day completed episode(a)	$3,601	$3,505	$96	2.7%
Hospice services:
Total hospice admissions	2,232	2,196	36	1.6%
Average daily census	2,530	2,308	222	9.6%
Hospice Medicare revenue per day	$187	$183	$4	2.2%

	Year Ended December 31,
	2023	2022	Change	% Change
Total agency results:
Home health and hospice revenue	$394,464	$342,249	$52,215	15.3%

Home health services:
Total home health admissions	43,508	40,436	3,072	7.6%
Total Medicare home health admissions	19,389	18,641	748	4.0%
Average Medicare revenue per 60-day completed episode(a)	$3,533	$3,531	$2	0.1%
Hospice services:
Total hospice admissions	9,746	9,166	580	6.3%
Average daily census	2,607	2,296	311	13.5%
Hospice Medicare revenue per day	$185	$178	$7	3.9%

	Year Ended December 31,
	2023	2022	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$372,620	$338,824	$33,796	10.0%

Home health services:
Total home health admissions	41,173	40,041	1,132	2.8%
Total Medicare home health admissions	17,888	18,358	(470)	(2.6)%
Average Medicare revenue per 60-day completed episode(a)	$3,557	$3,534	$23	0.7%
Hospice services:
Total hospice admissions	8,999	8,917	82	0.9%
Average daily census	2,460	2,276	184	8.1%
Hospice Medicare revenue per day	$186	$179	$7	3.9%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all agencies purchased or licensed prior to January 1, 2022.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total senior living results:
Senior living revenue	$39,063	$34,014	$150,427	$130,992

Occupancy	79.0%	77.7%	78.5%	75.7%
Average monthly revenue per occupied unit	$4,093	$3,670	$3,969	$3,516

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Same store senior living(a) results:
Senior living revenue	$37,226	$33,506	$144,969	$126,758

Occupancy	79.9%	78.6%	79.7%	77.2%
Average monthly revenue per occupied unit	$4,068	$3,670	$3,956	$3,583

(a)	Same store senior living results is defined as all senior living communities excluding those transferred to Ensign and new senior living operations acquired in 2022 or 2023.

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$70,915	48.6%	$60,570	48.6%
Medicaid	20,882	14.3	16,854	13.5
Subtotal	91,797	62.9	77,424	62.1
Managed Care	20,210	13.8	16,996	13.6
Private and Other(a)	33,947	23.3	30,245	24.3
Total revenue	$145,954	100.0%	$124,665	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Year Ended December 31,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$263,810	48.4%	$231,753	49.0%
Medicaid	77,337	14.2	62,934	13.3
Subtotal	341,147	62.6	294,687	62.3
Managed Care	73,748	13.5	62,101	13.1
Private and Other(a)	129,996	23.9	116,453	24.6
Total revenue	$544,891	100.0%	$473,241	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Net income attributable to The Pennant Group, Inc.	$4,349	$3,474	$13,379	$6,643

Non-GAAP adjustments
Net income attributable to noncontrolling interest(a)	—	—	—	224
Costs at start-up operations(b)	102	777	1,162	2,112
Share-based compensation expense(c)	1,401	1,044	5,565	3,363
Acquisition related costs and credit allowances(d)	301	(283)	476	731
Costs associated with transitioning operations(e)	102	25	861	7,051
Unusual, non-recurring or redundant charges(f)	942	927	2,575	1,297
Provision for income taxes on Non-GAAP adjustments(g)	(562)	(533)	(2,124)	(4,353)
Non-GAAP net income	$6,635	$5,431	$21,894	$17,068

Dilutive Earnings Per Share As Reported
Net Income	$0.14	$0.12	$0.44	$0.22
Average number of shares outstanding	30,236	30,091	30,193	30,159

Adjusted Diluted Earnings Per Share
Net Income	$0.22	$0.18	$0.73	$0.57
Average number of shares outstanding	30,236	30,091	30,193	30,159

(a)	Effective the three months ended September 30, 2022 we updated our definition of non-GAAP net income to exclude an adjustment for net income attributable to noncontrolling interest.

(b)	Represents results related to start-up operations.
		Three Months Ended December 31,		Year Ended December 31,
		2023	2022	2023	2022
	Revenue	$(2,216)	$(2,301)	$(11,037)	$(5,742)
	Cost of services	2,158	2,798	11,139	7,177
	Rent	156	274	1,041	660
	Depreciation & amortization	4	6	19	17
	Total Non-GAAP adjustment	$102	$777	$1,162	$2,112

(c)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended December 31,		Year Ended December 31,
		2023	2022	2023	2022
	Cost of services	$832	$644	$3,120	$2,439
	General and administrative	569	400	2,445	924
	Total Non-GAAP adjustment	$1,401	$1,044	$5,565	$3,363

(d)	Represents costs incurred to acquire an operation that are not capitalizable.

(e)	During the year ended December 31, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations and include legal settlement costs associated with one of the entities transitioned to Ensign.

	During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
		Three Months Ended December 31,		Year Ended December 31,
		2023	2022	2023	2022
	Revenue	$—	$5	$(4)	$(3,370)
	Cost of services	17	20	616	2,755
	Rent	82	—	238	948
	Depreciation	3	—	11	—
	Loss on asset dispositions and impairment	—	—	—	6,718
	Total Non-GAAP adjustment	$102	$25	$861	$7,051

(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative and cost of services expenses. The amounts reported for the year ended December 31, 2022 include certain costs identified as redundant or non-recurring incurred by the Company for services provided by Ensign under the Transition Services Agreement, and were included in general and administrative expense.

(g)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 25.8% and 25.6% for the year ended December 31, 2023 and 2022, respectively. This rate excludes the tax benefit of shared-based payment awards.

The table below reconciles Consolidated net income to the Consolidated Non-GAAP financial measures, Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Consolidated net income	$4,529	$3,687	$13,910	$7,243
Less: Net income attributable to noncontrolling interest	180	213	531	600
Add: Provision for income taxes	1,780	1,408	5,674	1,649
Net interest expense	1,569	1,308	5,924	3,816
Depreciation and amortization	1,313	1,223	5,130	4,900
Consolidated EBITDA	9,011	7,413	30,107	17,008
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	(58)	497	102	1,435
Share-based compensation expense(b)	1,401	1,044	5,565	3,363
Acquisition related costs and credit allowances(c)	301	(283)	476	731
Costs associated with transitioning operations(d)	17	25	612	6,103
Unusual, non-recurring or redundant charges(e)	942	927	2,575	1,297
Rent related to items (a) and (d) above	238	274	1,279	1,608
Consolidated Adjusted EBITDA	11,852	9,897	40,716	31,545
Rent—cost of services	10,320	9,498	39,759	38,018
Rent related to items (a) and (d) above	(238)	(274)	(1,279)	(1,608)
Adjusted rent—cost of services	10,082	9,224	38,480	36,410
Consolidated Adjusted EBITDAR(f)	$21,934		$79,196

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(c)	Non-capitalizable costs associated with acquisitions, credit allowances, and write offs for amounts in dispute with the prior owners of certain acquired operations.
(d)	During the year ended December 31, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations and include legal settlement costs associated with one of the entities transitioned to Ensign.

During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
(e)
Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative and cost of services expenses. The amounts reported for the year ended December 31, 2022 include certain costs identified as redundant or non-recurring incurred by the Company for services provided by Ensign under the Transition Services Agreement, and were included in general and administrative expense.

(f)	This measure is a valuation measure and is displayed thusly, it is not a performance measure as it excludes rent expense, which is a normal and recurring operating expense and, as such, does not reflect our cash requirements for leasing commitments. Our presentation of Consolidated Adjusted EBITDAR should not be construed as a financial performance measure.

The following table present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended December 31, 2023
Revenue	$106,891	$39,063	$—	$145,954
Segment Adjusted EBITDAR from Operations	$18,242	$11,900	$(8,208)	$21,934
Three Months Ended December 31, 2022
Revenue	$90,651	$34,014	$—	$124,665
Segment Adjusted EBITDAR from Operations	$16,771	$9,990	$(7,640)	$19,121

	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Year Ended December 31, 2023
Revenue	$394,464	$150,427	$—	$544,891
Segment Adjusted EBITDAR from Operations	$65,606	$45,294	$(31,704)	$79,196
Year Ended December 31, 2022
Revenue	$342,249	$130,992	$—	$473,241
Segment Adjusted EBITDAR from Operations	$61,827	$37,563	$(31,435)	$67,955

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations(a)	$21,934	$19,121	$79,196	$67,955
Less: Depreciation and amortization	1,313	1,223	5,130	4,900
Rent—cost of services	10,320	9,498	39,759	38,018
Other income (expense)	311	19	339	(31)
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations(b)	(58)	497	102	1,435
Share-based compensation expense(c)	1,401	1,044	5,565	3,363
Acquisition related costs and credit allowances(d)	301	(283)	476	731
Costs associated with transitioning operations(e)	17	25	612	6,103
Unusual, non-recurring or redundant charges(f)	942	927	2,575	1,297
Add: Net income attributable to noncontrolling interest	180	213	531	600
Consolidated Income from Operations	$7,567	$6,384	$25,169	$12,739

(a)
Segment Adjusted EBITDAR from Operations is net income (loss) attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs and credit allowances, (4) the costs associated with transitioning operations, (5) unusual, non-recurring or redundant charges, and (6) net income attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(d)	Non-capitalizable costs associated with acquisitions, credit allowances, and write offs for amounts in dispute with the prior owners of certain acquired operations.
(e)	During the year ended December 31, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations and include legal settlement costs associated with one of the entities transitioned to Ensign.

During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative and cost of services expenses. The amounts reported for the year ended December 31, 2022 include certain costs identified as redundant or non-recurring incurred by the Company for services provided by Ensign under the Transition Services Agreement, and were included in general and administrative expense.

The tables below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended December 31,
	Home Health and Hospice		Senior Living
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations	$18,242	$16,771	$11,900	$9,990
Less: Rent—cost of services	1,655	1,295	8,664	8,203
Rent related to start-up and transitioning operations	(65)	(49)	(173)	(225)
Segment Adjusted EBITDA from Operations	$16,652	$15,525	$3,409	$2,012

	Year Ended December 31,
	Home Health and Hospice		Senior Living
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations	$65,606	$61,827	$45,294	$37,563
Less: Rent—cost of services	5,791	5,060	33,967	32,958
Rent related to start-up and transitioning operations	(313)	(210)	(966)	(1,398)
Segment Adjusted EBITDA from Operations	$60,128	$56,977	$12,293	$6,003

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) (benefits) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) interest expense, net (b) (benefits) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (e) share-based compensation expense, (f) non-capitalizable acquisition related costs and credit allowances, (g) net costs associated with transitioning operations, (h) unusual, non-recurring or redundant charges and (i) net income attributable to noncontrolling interest. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) (benefits) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs and credit allowances, (h) redundant or non-recurring transition services costs, (i) costs associated with transitioning operations, (j) unusual, non-recurring or redundant charges and (j) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.